Exhibit 99.1

FOR IMMEDIATE RELEASE

Interpublic Announces Pricing of 4.20% Senior Notes Due 2024

New York, NY – March 31, 2014 – Interpublic Group (NYSE: IPG) today announced that it has launched and priced a registered public offering of $500 million aggregate principal amount of its 4.20% Senior Notes due 2024 (the “4.20% Notes”). The expected net proceeds will be approximately $494.7 million after deducting discounts, commissions and estimated offering expenses.

Interpublic intends to use the net proceeds from the offering towards the early redemption of its $350 million aggregate principal amount of 6.25% Senior Notes due 2014 (the “6.25% Notes”). Any proceeds that are not applied towards the redemption of the 6.25% Notes will be used for general corporate purposes.

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This announcement does not constitute a notice of redemption under the indenture governing the 6.25% Notes. Any such notice, if made, will only be made in accordance with the provisions of the indenture. This press release does not constitute an offer to sell or the solicitation of an offer to buy the 4.20% Notes, nor shall there be any sale of the 4.20% Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A written preliminary prospectus and accompanying base prospectus for this offering describing the terms of the offering and meeting the requirements of Section 10 of the Securities Act of 1933 (other than a free writing prospectus as defined in Securities Act Rule 405) has been filed with the Securities and Exchange Commission and may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov.

About Interpublic

Interpublic is one of the world’s leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, FCB (Foote, Cone & Belding), FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM, Octagon, R/GA, UM and Weber Shandwick. Leading domestic brands include Campbell Mithun, Carmichael Lynch, Deutsch, Gotham Inc., Hill Holliday, ID Media, Lowe Campbell Ewald, Mullen and The Martin Agency. For more information, please visit www.interpublic.com.

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Contact Information

Tom Cunningham

(Press)

(212) 704-1326

Jerry Leshne

(Analysts, Investors)

(212) 704-1439

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Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition, and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•	risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.